Exhibit 99.1

INmune Bio and Anthony Nolan Announce Strategic Expansion of CORDStrom™ MSC Platform Collaboration to Target RDEB, Oncology, and Inflammatory Diseases

LONDON, UK and BOCA RATON, FL, May 05, 2026 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (“INmune Bio”), a clinical-stage biotechnology company, and Anthony Nolan, a pioneering UK-based charity that set up the world’s first stem cell register and is now driving forward cell therapy advancements, today announced the signing of an amended and restated Material Transfer and License Agreement. This expanded collaboration secures the long-term provision of high-quality umbilical cord tissue to power INmune Bio’s CORDStrom™ platform, the industry’s most advanced Mesenchymal Stromal Cell (MSC) technology designed to deliver consistent, scalable, and “off-the-shelf” cellular therapies which are suitable for supply in UK, EU and US, as well as other global regions.

The restated agreement, effective April 29, 2026, solidifies the partnership between Anthony Nolan’s Cell Therapy and Laboratory Services, which draws on 50 years of pioneering innovation, research and expertise,  and INmune Bio’s international and domestic entities to support the development of human medicinal products subject to global regulatory oversight, including the FDA, EMA, and MHRA.

Solving the MSC Consistency Challenge

While MSCs have long shown therapeutic promise, the industry has struggled with donor variability and manufacturing inconsistency. CORDStrom™ addresses these hurdles by utilizing umbilical cord-derived MSCs which are tested, screened and pooled to create standardized “MSC Banks”. By leveraging Anthony Nolan’s Cell Therapy & Laboratory Services’ world-class procurement and screening infrastructure, INmune Bio ensures that every CORDStrom™ product meets rigorous “Materials Acceptance Criteria,” including precise neonatal weight and maternal age specifications, to ensure the highest reproducibility whilst ensuring regulatory compliance.

A Robust Pipeline: From RDEB to Oncology

The collaboration is initially focused on several high-impact “Initial Indications” and next-generation therapeutic candidates:

●	Recessive Dystrophic Epidermolysis Bullosa (RDEB): Development of CORDStrom™ as a transformative treatment for this devastating skin-fragility disorder.

●	CORDStrom-col7a: A next-generation systemic treatment for EB designed to address the underlying genetic deficiencies of the disease.

●	CORDStrom-TRAIL (Oncology): Targeted expansion into solid tumors, utilizing the platform’s immunomodulatory capabilities to combat cancer.

●	Inflammatory & Degenerative Diseases: The platform will also be deployed to address the massive unmet needs in Osteoarthritis and Systemic Lupus Erythematosus (SLE).

Management Commentary

“We view CORDStrom as a tremendous platform that finally solves the fundamental challenge of understanding MSCs as a drug,” said David Moss, CEO of INmune Bio. “By partnering with Anthony Nolan’s Cell Therapy & Laboratory Services, we are combining the most advanced MSC cell platform with the most reliable source of cellular starting material. This collaboration allows us to move beyond the limitations of traditional cell therapy and provide consistent, high-potency treatments for patients suffering from RDEB, cancer, and chronic inflammatory conditions. We remain hugely grateful to the volunteer donors who provide the UC for our program and who consent to UK and US testing to make CORDStrom universally available”.

“Anthony Nolan is committed to supporting the development of innovative cell and gene therapies to help more patients survive and thrive,” said Nicola Alderson, COO of Anthony Nolan. “This partnership with our Cell Therapy and Laboratory Services allows our donor materials to reach their full potential within a cutting-edge manufacturing platform, facilitating the development of medicinal products that meet the highest ethical and regulatory standards for patients worldwide”.

Agreement Terms

The agreement includes rigorous provisions for traceability and quality management, ensuring that all materials are handled in accordance with Good Manufacturing Practice (GMP) and Human Tissue Authority (HTA) standards as INmune Bio prepares for commercial approval of CORDStrom.

About Anthony Nolan

Anthony Nolan is a UK stem cell transplant charity with 50 years of expertise in uniting science and people to push the boundaries of what can be achieved for blood cancer and blood disorder patients.

Its world-leading stem cell register matches potential donors to patients in need of transplants. It carries out cell and gene therapy research to increase transplant success and supports patients through their transplant journeys.

Anthony Nolan helps four people in need of a transplant a day, giving more people a second chance at life. But the charity won’t stop until all patients have access to the treatment they need, so many more survive.

Stem cells hold enormous potential and have the power to help people with blood cancers and blood disorders. This potential inspires everything Anthony Nolan does. Driven by patients, backed by stem cell donors, and powered by science, the charity won’t stop until the lifesaving potential of the cells inside us all has been uncovered.

Join Anthony Nolan’s register or support its research. Together, with your help, Anthony Nolan can unlock the answers inside us anthonynolan.org

About Anthony Nolan’s Cell Therapy and Laboratory Services

Anthony Nolan’s Cell Therapy and Laboratory Services partners with cell and gene therapy developers to provide ethically sourced starting materials and services for research, clinical and commercial use to help more patients survive and thrive.

Powered by Anthony Nolan’s large donor register and 50 years’ experience in the fields of haematopoietic cell therapies, the Cell Therapy & Laboratory Services supports the development of pioneering new treatments. Its operations are focused on the highest standards of donor care and aim to get treatments to patients faster.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has three product platforms: (1) CORDStrom™, a proprietary pooled, allogeneic, human umbilical cord-derived mesenchymal Stromal/Stem cell (hucMSCs) platform that recently completed a blinded randomized trial in recessive dystrophic epidermolysis bullosa; (2) XPro™, a Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform designed to selectively neutralize soluble TNF, a key driver of inflammation and innate immune dysfunction; and (3) INKmune®, a cell-based medicine designed to prime a patient’s natural killer cells to eliminate minimal residual disease in patients with cancer.  To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release related to the development or commercialization of product candidates and other business and financial matters, including without limitation, trial results and data, timing of key milestones, future plans or expectations, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to several risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements because of these risks and uncertainties. CORDStrom™, XPro1595™ (XPro™, pegipanermin), and INKmune®™ have either finished clinical trials, are still in clinical trials or are preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA), the UK MHRA or any regulatory body and there cannot be any assurance that they will be approved by the FDA, the UK MHRA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contacts:

David Moss
Chief Executive Officer
(561) 710-0512
info@inmunebio.com

Daniel Carlson
Head of Investor Relations
(415) 509-4590
dcarlson@inmunebio.com

Anthony Nolan Contact:

press@anthonynolan.org

020 7424 1300.

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